UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2006

TREATY OAK BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Texas

 (State or other jurisdiction

of incorporation or organization)

333-112325	20-0413144
(Commission File Number)	(I.R.S. Employer
Identification No.)

101 Westlake Drive Austin, Texas	78746
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(512) 617-3600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 15, 2006, Treaty Oak Bancorp, Inc., a Texas corporation (the “Company”) completed its previously announced acquisition of Treaty Oak Holdings, Inc., a Texas corporation (“TOHI”) pursuant to the Agreement and Plan of Merger dated October 3, 2006 (the “Merger Agreement”) whereby TOHI merged with and into the Company  (the “Merger”), with the Company continuing as the surviving corporation.

Pursuant to the Merger Agreement, each issued and outstanding share of TOHI’s Common Stock, par value $0.01 per share was converted into the right to receive 0.8121 shares of the Company’s Common Stock, par value $0.01 per share and each issued and outstanding share of TOHI’s Preferred Stock, par value $10.00 per share, was converted into the right to receive 1.2034 shares of the Company’s Common Stock.

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement that was filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K filed on October 10, 2006 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Treaty Oak Bancorp, Inc.
(Registrant)

Date: November 16, 2006	By:	/s/ Jeffrey L. Nash
Jeffrey L. Nash, President
and Chief Executive Officer